Exhibit 4.39

ASIC
Australian Securities & Investments Commission

[PF 24]

Pro Forma 24

Deed of cross guarantee

Issued: September 2016

(Previous version: [SPF 24D] in ASIC Digest, reissued June 2005, March 2008)

Pro Forma 24 [PF 24] relates to ASIC Corporations (Wholly-owned Companies) Instrument 2016/785. For further information, see Information Sheet 24 Deeds of cross-guarantee (INFO 24).

Australian Securities and Investments Commission

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PRO FORMA 24: Deed of cross guarantee

This Deed of Cross Guarantee is made on 4 July 2022 between:

(1)	The Group Entities (which are listed in Part 1 of the Schedule);

(2)	The Trustee (which is named in Part 2 of the Schedule); and

(3)	The Alternative Trustee (which is named in Part 3 of the Schedule) (if applicable),

for the purpose of the Group Entities (except those indicated in Part 1 of the Schedule as being ineligible) obtaining the benefit of the ASIC Instrument and witnesses as follows:

1	Interpretation

1.1 In this Deed:

“Act” means the Corporations Act 2001;

“ASIC” means the Australian Securities and Investments Commission;

“ASIC Instrument” means each of ASIC Corporations (Wholly-owned Companies) Instrument 2016/785, ASIC Class Order [CO 98/1418] and Australian Securities Commission Class Orders [CO 91/996], [CO 92/770], [CO 93/1370], [CO 94/1862] and [CO 95/1530].

“Associate” has the meaning given by Division 2 of Part 1.2 of the Act;

“Assumption Deed” means a Deed executed pursuant to clause 5 by which a further Group Entity or further Group Entities may be joined to this Deed of Cross Guarantee;

“body” has the same meaning as in section 9 of the Act;

“Certificate” in relation to a Deed of Cross Guarantee or an Assumption Deed means one or more certificates in writing addressed to each Group Entity or proposed Group Entity covered by the Deed, the Trustee named in Part 2 of Schedule and any Alternative Trustee named in Part 3 of the Schedule and to ASIC which together include statements to the following effect:

(a)	that the Deed:

(i)	is in exactly the same terms as ASIC Pro Forma 24 or 27 as the case requires except for the following:

(A)

all instructions for the inclusion of specified information have been replaced by that information in a complete and accurate manner and any consequential changes of a minor or editorial nature that are necessary for the effective operation of the Deed have been made;

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(B)	execution clauses have been added, deleted, modified or varied as required in order to facilitate the proper execution of the Deed;

(C)	the date has been completed;

(D)	the headnote, the headings before the headnote and any editorial notes have been omitted;

(E)	in the case of an Assumption Deed which covers more than one proposed Group Entity—such variations as are necessary to enable the additional entities to be covered;

(F)

in the case of an Assumption Deed which covers making the trustee of the Deed of Cross Guarantee to which the Assumption Deed relates a member of the Closed Group-such variations as are necessary to enable the Assumption Deed to have that effect;

(b)	that, in relation to the execution of the Deed by each party to it that is a company, either:

(i)	the Deed appears to be signed in accordance with subsection 127(1) of the Act; or

(ii)	the company’s common seal appears to have been fixed to the Deed, and the fixing of the seal appears to have been witnessed, in accordance with subsection 127(2) of the Act;

and the provider of the certificate does not know and has no reason to suspect that the Deed has not been duly executed by the company;

(ba)

that the provider of the certificate, after having made such inquiries as were reasonable in the circumstances, is of the opinion that the Deed has been duly executed by each party to it that is not a company;

where:

(c)	the certificates referred to in paragraphs (a), (b) and (ba) are given by a lawyer who holds a practising certificate;

“Closed Group” means the Holding Entity and its Wholly-owned Entities;

“closely-held subsidiary”: a body is a closely-held subsidiary of another body if, and only if, no member of the first-mentioned body is a person other than:

(a)	the other body; or

(b)	a nominee of the other body; or

(c)	a body that is a closely-held subsidiary of the other body because of any other application or applications of this definition: or

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(d)	a nominee of a body referred to in paragraph (c).

“company” has the same meaning as in section 9 of the Act;

“Control” has the same meaning as that term has in accounting standard AASB 10 Consolidated Financial Statements;

“Creditor” means a person (whether now ascertained or ascertainable or not) who is not a Group Entity and to whom now or at any future time a Debt (whether now existing or not) is or may at any future time be or become payable;

“Debt” means any debt or claim which is now or at any future time admissible to proof in the winding up of a Group Entity and no other claim;

“Group Entity” means (until this Deed of Cross Guarantee ceases to apply to that entity by virtue of a disposal under clause 4.2 or until that entity is released from this Deed of Cross Guarantee by a Revocation Deed under clause 4.5):

(a)	any one of the entities listed in Part 1 of the Schedule; and

(b)	any entity joined to this Deed of Cross Guarantee by the execution of an Assumption Deed;

“Holding Entity” means the Group Entity which controls each of the other Group Entities and which is not controlled by another Group Entity;

“lawyer” has the same meaning as in section 9 of the Act;

“Revocation Deed” means a Deed executed pursuant to clause 4.5 by virtue of which this Deed of Cross Guarantee ceases to apply to one or more of the Group Entities; and

“Wholly-owned Entities” in relation to a body, collectively mean companies and foreign companies:

(a)	all of which are controlled by the body; and

(b)	all of which are closely-held subsidiaries of the body; and

(c)	all of which are parties to this Deed of Cross Guarantee; and

(d)	does not include the Trustee or Alternative Trustee unless it is a Group Entity in relation to which paragraphs (a) to (c) are satisfied;

Where this Deed of Cross Guarantee refers to an Act or an instrument made under an Act:

(a)	the reference is to be construed as a reference to that Act or instrument as originally made and as amended from time to time; and

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(b)

where that Act or instrument has been repealed and remade, with or without modifications, the reference is to be construed as including a reference to the remade Act or instrument as originally enacted and as amended from time to time; and

(c)

if a provision of the Act or instrument is repealed and remade (including where the Act or instrument is repealed and remade), with or without modifications, a reference to the repealed provision extends to any corresponding re-enacted provision.

2	Operation of Deed

2.1 This Deed of Cross Guarantee will be of no force and effect until the Holding Entity has submitted an original of this Deed of Cross Guarantee for lodgment at ASIC together with an original of a Certificate relating to this Deed.

3	Cross guarantee

3.1 Subject to clause 3.4, each Group Entity covenants with the Trustee for the benefit of each Creditor that the Group Entity guarantees to each Creditor payment in full of any Debt in accordance with this Deed of Cross Guarantee.

3.2 Each Group Entity agrees with the Trustee that this Deed of Cross Guarantee becomes enforceable in respect of the Debt of a Group Entity (“the Group Entity”):

(a)	upon the winding up of the Group Entity under subsection 459A or paragraphs 461(1)(a) or (h) of the Act or as a creditors’ voluntary winding up under Division 3 of Part 5.5 of the Act; or

(b)	in any other case—if six months after a resolution or order for the winding up of the Group Entity any Debt of a Creditor of the Group Entity has not been paid in full.

3.3 Subject to clause 3.4, the Trustee and each Group Entity acknowledge that the Trustee holds the benefit of the covenants and commitments of each Group Entity made pursuant to this Deed upon trust for each Creditor.

3.4 If an Alternative Trustee is named in Part 3 of the Schedule, then:

(a)

the Trustee covenants with the Alternative Trustee as trustee for the benefit of each Creditor that the Trustee guarantees to each Creditor payment in full of any Debt in accordance with this Deed of Cross Guarantee; and

(b)

for the purposes of this covenant the provisions of this Deed of Cross Guarantee will apply to the Trustee as if it was a Group Entity and was not the Trustee and to the Alternative Trustee as if it was the Trustee.

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4	Revocation and release

4.1 This Deed of Cross Guarantee and the trusts constituted by it may not be revoked or released except as expressly permitted by this Deed.

4.2 If:

(a)

a liquidator, receiver, receiver and manager, controller, or scheme manager or administrator of a company under administration or of a deed of company arrangement is appointed to or to the property of the Group Entity or each of the Group Entities owning shares in a Group Entity (the “Group Entity sold”) and that Group Entity or those Group Entities disposes (or dispose) of all issued shares in the Group Entity sold and the Group Entity sold lodges notice of that disposal with ASIC (including details of any Group Entity which is a Wholly-owned Entity of the Group Entity sold); or

(b)

a mortgagee or mortgagees (other than a Group Entity or an Associate of any Group Entity) of shares owned by a Group Entity or by Group Entities in another Group Entity (the “Group Entity sold”) disposes (or dispose) of all issued shares in the Group Entity sold and the Group Entity sold lodges notice of that disposal with ASIC (including details of any Group Entity which is a Wholly-owned Entity of the Group Entity sold); or

(c)	the Group Entity or Group Entities owning shares in a Group Entity (the “Group Entity sold”) disposes (or dispose) of all issued shares in the Group Entity sold and:

(i)	the directors of the Holding Entity upon disposal certify in writing that the disposal is a bona fide sale and that the consideration for the sale is fair and reasonable; and

(ii)	a copy of that certificate is lodged by the Holding Entity, and by the Group Entity sold, with ASIC; and

(iii)	the Group Entity sold lodges notice of that disposal with ASIC (including details of any Group Entity which is a Wholly-owned Entity of the Group Entity sold),

then provided that the disposal is not to an Associate of any Group Entity:

(d)	this Deed of Cross Guarantee shall cease to apply to the Group Entity sold and to any Group Entity which is a Wholly-owned Entity of the Group Entity sold; and

(e)	the Group Entity sold and every Group Entity which is a Wholly-owned Entity of the Group Entity sold will be released from all liability under this Deed of Cross Guarantee including liability:

(i)	arising or accruing prior to or after such disposal; or

(ii)

due to this Deed of Cross Guarantee becoming enforceable prior to or after such disposal against the Group Entity sold or against a Group Entity which is a Wholly-owned Entity of the Group Entity sold; and

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(f)

each other Group Entity will be released from all liability whatever under this Deed of Cross Guarantee in respect of any Debt of the Group Entity sold or in respect of any Debt of a Group Entity which is a Wholly-owned Entity of the Group Entity sold including liability:

(i)	in respect of any Debt arising or accruing before or after such disposal; or

(ii)	due to this Deed of Cross Guarantee becoming enforceable before or after such disposal against the Group Entity or any Group Entity which is a Wholly-owned Entity of the Group Entity sold; and

(g)	the trust constituted by this Deed shall be revoked in respect of the covenants made pursuant to this Deed of Cross Guarantee:

(i)	by the Group Entity sold; and

(ii)	by any Group Entity which is a Wholly-owned Entity of the Group Entity sold.

4.3 A disposal under clause 4.2 may be effected even if:

(a)	this Deed of Cross Guarantee has become enforceable in respect of a Group Entity; or

(b)	the winding up as mentioned in clause 3.2 of any Group Entity has commenced.

4.4 Any of the Group Entities or the Group Entity sold may upon payment of the reasonable costs of the Trustee require the Trustee to execute a Deed containing a release by the Trustee:

(a)	of the Group Entity sold and every Group Entity which is a Wholly-owned Entity of the Group Entity sold in terms similar to paragraph 4.2(e) of this Deed of Cross Guarantee; and

(b)	of each other Group Entity in terms similar to paragraph 4.2(f) of this Deed of Cross Guarantee.

4.5 The Group Entities which are from time to time parties to this Deed of Cross Guarantee may revoke this Deed of Cross Guarantee in respect of any Group Entity or all Group Entities by all executing a Revocation Deed the effect of which will be conditional upon:

(a)	the Holding Entity lodging an original of that Revocation Deed with ASIC; and

(b)

each Group Entity giving notice to its Creditors of the Revocation Deed by public advertisement (which may be a joint advertisement by two or more Group Entities) made at any time before or within one month after the date on which the original of the Revocation Deed is lodged with ASIC in a daily newspaper circulating in each state and territory in which any Creditor of the Group Entity is located; and

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(c)	there being no winding up as mentioned in paragraph 3.2(a) of any Group Entity being either:

(i)	a winding up within six months after the original of the Revocation Deed is lodged with ASIC; or

(ii)	a winding up the commencement of which occurs within six months after the original of the Revocation Deed is lodged with ASIC,

and upon satisfaction of those conditions:

(d)

any Group Entity in respect of which this Deed of Cross Guarantee is revoked by that Revocation Deed (the “Group Entity released”) will be released from all liability whatever under this Deed of Cross Guarantee including liability:

(i)	arising or accruing before or after:

(A)	execution of the Revocation Deed; or

(B)	those conditions being satisfied; or

(ii)	due to this Deed of Cross Guarantee becoming enforceable against the Group Entity released before or after:

(A)	execution of the Revocation Deed; or

(B)	those conditions being satisfied; and

(e)	each other Group Entity will be released from all liability under this Deed of Cross Guarantee in respect of any Debt of the Group Entity released including liability:

(i)	in respect of any Debt arising or accruing before or after:

(A)	execution of the Revocation Deed; or

(B)	those conditions being satisfied; or

(ii)	due to this Deed of Cross Guarantee becoming enforceable against the Group Entity before or after:

(A)	execution of the Revocation Deed; or

(B)	those conditions being satisfied; and

(f)	the trust constituted by this Deed of Cross Guarantee shall be revoked in respect of the covenants of each Group Entity released.

4.6 A Revocation Deed under clause 4.5 may be executed even if:

(a)	this Deed of Cross Guarantee has become enforceable in respect of a Group Entity; or

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(b)	the winding up of a Group Entity has commenced.

4.7 The Group Entities may upon payment of the reasonable costs of the Trustee require the Trustee to be a party to a Revocation Deed and if so required the Trustee must execute the Revocation Deed which shall contain a release by the Trustee:

(a)	of the Group Entity released in terms similar to paragraph 4.5(d) of this Deed of Cross Guarantee; and

(b)	of the other Group Entities in terms similar to paragraph 4.5(e) of this Deed of Cross Guarantee.

5	Assumption Deed

5.1 The Holding Entity may by executing an Assumption Deed to which the Trustee and any further controlled entity or controlled entities of the Holding Entity eligible for the benefit of the ASIC Instrument are party join a further Group Entity or further Group Entities to this Deed.

5.2 An Assumption Deed will be of no force and effect until the Holding Entity has submitted an original of the Assumption Deed for lodgment at ASIC together with an original of a Certificate relating to that Deed.

5.3 Any further Group Entity so added by an Assumption Deed will be taken to have assumed liability under this Deed of Cross Guarantee as if that Group Entity had executed this Deed of Cross Guarantee.

6	Deed Poll

6.1 As a separate covenant by way of Deed Poll each Group Entity agrees with each Creditor that the Group Entity will guarantee to each Creditor payment of any Debt due to the Creditor from any other Group Entity in accordance with this Deed of Cross Guarantee.

7	Trustee and alternative trustee

7.1 The only obligations of the trustee (including the Alternative Trustee if applicable in respect of the Trustee where the Trustee is the Holding Entity or a Group Entity) are:

(a)	to act as bare Trustee for the benefit of each Creditor of the covenants of each Group Entity contained in this Deed of Cross Guarantee;

(b)

upon request to assign to any Creditor the benefit of this Deed of Cross Guarantee in so far as it benefits that Creditor (such assignment to be at the cost of the Creditor who must fully indemnify the Trustee);

(c)

to permit its name to be used in any demand or notice made or given by or legal proceedings brought by any Creditor seeking to enforce the benefit of this Deed of Cross Guarantee (but the Creditor must fully indemnify the Trustee and provide the Trustee with any reasonable security for costs which the Trustee may require);

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(d)

upon request to lodge in its name on behalf of any Creditor or Creditors a proof of debt in the winding up of a Group Entity of a claim under this Deed of Cross Guarantee (such proof to be at the cost of the Creditor or Creditors who must fully indemnify the Trustee); and

(e)	to execute a release pursuant to clause 4.4 or clause 4.7 when required to do so.

7.2 The Trustee has no duty to supervise or monitor any Group Entity or to claim or pursue any Debt or (except as provided in clause 7.1) to enforce this Deed of Cross Guarantee.

7.3 The Trustee must execute a release pursuant to clause 4.4 or clause 4.7 when required to do so and the Trustee has no duty to inquire as to the propriety of any Deed of Revocation or of any disposal of shares in a Group Entity.

7.4 The Trustee is entitled to full indemnity from any Creditor for anything done by the Trustee at the request of the Creditor.

7.5 The Trustee may retire and appoint a new Trustee.

8	General

8.1 Execution of this Deed of Cross Guarantee is not to bar any person or company from disposing of any share in a Group Entity and is not to bar any Group Entity from executing a Revocation Deed at any time and does not amount to a representation by or agreement of any person or any Group Entity to or with any Creditor or other person that this Deed of Cross Guarantee may not be revoked as provided for in its terms.

8.2 This Deed of Cross Guarantee shall be governed by and construed in accordance with the laws of Queensland and each party to this Deed of Cross Guarantee agrees to submit to the non-exclusive jurisdiction of the Courts of Queensland.

9	Waiver

9.1 Each Group Entity agrees with the Trustee for the benefit of each Creditor that:

(a)	no Group Entity shall be entitled to:

(i)	the benefit of any security or securities now or in future held or taken or otherwise acquired by a Creditor from a Group Entity;

(ii)	the benefit of any dividend, composition or payment received by any Creditor from any Group Entity under any such security or securities; or

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(iii)	prove for or claim, demand or receive any such dividend, composition or payment.

(b)

If any security given or payment made to a Creditor by a Group Entity or by any other person is avoided or reduced by virtue of any law relating to liquidation, the Creditor shall then be entitled to recover the value or amount of any such security or payment from each Group Entity despite any prior settlement, discharge or release between the Creditor and any Group Entity.

9.2 Each Group Entity agrees with the Trustee for the benefit of each Creditor that no Creditor is under any obligation to:

(a)	give notice to any Group Entity of any amendment of any agreement giving rise to a Debt or of any breach of any such agreement; or

(b)	enforce this Guarantee against all of the Group Entities but may in its absolute discretion at any time and from time to time proceed against any or all of them.

9.3 Each Group Entity agrees with the Trustee for the benefit of each Creditor that the liability of each Group Entity shall not be affected by any one or more of the following (whether or not done or occurring by or with the consent of the Creditor or with the knowledge or consent of any Group Entity):

(a)	any collateral rights or obligations which may exist between any Group Entities;

(b)	any variation or avoidance of any such collateral rights or obligations;

(c)	any other person becoming a guarantor of a Group Entity’s obligations and liabilities;

(d)	any other person intended to be bound as a surety in respect of a Group Entity’s obligations and liabilities not being or becoming so bound;

(e)	any other Group Entity being released from or ceasing to be bound by this Deed of Cross Guarantee;

(f)	the giving of any release or waiver by any Creditor to any Group Entity;

(g)	the making of any arrangement or compromise by any Creditor with any of the Group Entities;

(h)	delay or failure by any Creditor to enforce this Deed of Cross Guarantee;

(i)	liquidation of any Group Entity or of any surety of a Group Entity;

(j)	the giving of any security by any Group Entity; or

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(k)	where a Group Entity is a member of any partnership, any change in the membership of such partnership.

9.4 Each Group Entity agrees with the Trustee for the benefit of each Creditor that without the consent of any Group Entity each Creditor may at any time and from time to time without affecting the liability of any Group Entity under this Deed of Cross Guarantee:

(a)	grant to the Group Entity which is the principal debtor any indulgence or consideration;

(b)	compound with or release the Group Entity which is the principal debtor;

(c)

assent to any assignment to trustees for the benefit of Creditors under any scheme or deed of arrangement of the Group Entity which is the principal debtor whether with or without the winding up of the Group Entity which is the principal debtor;

(d)	assent to the appointment of a receiver, controller or administrator of a company under administration or a deed of company arrangement of the Group Entity which is the principal debtor; or

(e)	release or discharge or otherwise deal with any property whether real or personal comprised in any security held from the Group Entity which is the principal debtor.

9.5 Each Group Entity agrees with the Trustee for the benefit of each Creditor that:

(a)

no failure or delay of a Creditor to exercise any right given to it under this Deed of Cross Guarantee, or to insist on strict compliance by the Group Entity which is the principal debtor or any other Group Entity with any obligation in respect of any Debt or under this Deed of Cross Guarantee, and no custom or practice of the Creditor or the Group Entities at variance with the terms of this Deed of Cross Guarantee, will constitute a waiver or variation of each Creditor’s right to demand exact compliance with the terms of this Deed of Cross Guarantee;

(b)

any delay or omission of any Creditor to exercise any right arising from a breach of any obligation by a Group Entity will not affect or prejudice any Creditor’s rights arising from such breach, or any subsequent breach, or the continuance of any breach; and

(c)	waiver by any Creditor of any particular breach by any Group Entity will not affect or prejudice any Creditor’s rights in respect of any subsequent breach of the same or of a different nature.

9.6 Each Group Entity agrees with the Trustee for the benefit of each Creditor that:

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(a)

all benefits, compositions and payments received by any Creditor from or on account of any Group Entity, including any dividends upon the liquidation of the Group Entity which is the principal debtor or of any Group Entity, or from any other person or from the realisation or enforcement of any security, guarantee or indemnity capable of being applied by any Creditor in or towards satisfaction of a Debt, will be applied as payments in gross;

(b)

no dividend or payment received by any Creditor in a liquidation of the Group Entity which is the principal debtor shall prejudice or affect the right of the Creditor to recover the Debt from each Group Entity to the full extent of this Deed of Cross Guarantee.

10	Variations

10.1 The Group Entities and the Trustee may by executing another deed vary this Deed of Cross Guarantee to reflect any amendments of ASIC Pro Forma Deed of cross guarantee (ASIC Pro Forma 24) that may be made by ASIC from time to time.

SCHEDULE

Parties to this Deed of Cross Guarantee

PART 1—GROUP ENTITIES

(1)	Holding Entity:

Tritium DCFC Limited     ACN 650 026 314

(2)	Group Entities (other than the Holding Entity) which are as at the date of execution of the Deed eligible for the benefit of the ASIC Instrument:

Tritium Holdings Pty Ltd ACN 145 324 910

Tritium Pty Ltd ACN 095 500 280

(3)	Group Entities (other than the Holding Entity) which are as at the date of execution of the Deed ineligible for the benefit of the ASIC Instrument:

NOT APPLICABLE

PART 2—TRUSTEE

Trustee:

Tritium DCFC Limited     ACN 650 026 314

PART 3—ALTERNATIVE TRUSTEE

Alternative trustee:

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Tritium Holdings Pty Ltd ACN 145 324 910

EXECUTED AS A DEED

Executed by Tritium DCFC Limited ACN) 650 026 314 in accordance with section ) 127 of the Corporations Act 2001 (Cth)

/s/ Sean Simmons	/s/ Jane Hunter
Sean Simmons	Jane Hunter
Company Secretary/Director	Director

/s/ Sean Simmons	/s/ Jane Hunter
Sean Simmons	Jane Hunter
Name of Company Secretary/Director (print)	Name of Director (print)

Executed by Tritium Holdings Pty Ltd) ACN 145 324 910 in accordance with) section 127 of the Corporations Act 2001 (Cth)

/s/ Sean Simmons	/s/ Jane Hunter
Sean Simmons	Jane Hunter
Company Secretary/Director	Director

/s/ Sean Simmons	/s/ Jane Hunter
Sean Simmons	Jane Hunter
Name of Company Secretary/Director (print)	Name of Director (print)

Executed by Tritium Pty Ltd ACN 095) 500 280 in accordance with section 127 of) the Corporations Act 2001 (Cth)

/s/ Sean Simmons	/s/ Jane Hunter
Sean Simmons	Jane Hunter
Company Secretary/Director	Director

/s/ Sean Simmons	/s/ Jane Hunter
Sean Simmons	Jane Hunter
Name of Company Secretary/Director (print)	Name of Director (print)

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